Exhibit 99.1

Contacts:	Carl M. Mills Chief Financial Officer (408) 990-4000 cmills@quicklogic.com	Kristine Mozes Mozes Communications (781) 652-8875 kristine@mozescomm.com

QuickLogic Receives Nasdaq Notice Regarding Delayed Filing of Form 10-Q

SUNNYVALE, Calif. – November 20, 2006 – QuickLogic Corporation (NASDAQ: QUIK), the lowest power programmable logic leader, today announced that it received a Nasdaq Staff Determination notice on November 14, 2006 stating that the Company is not in compliance with the requirements for continued listing under Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for the quarter ended October 1, 2006, and that its securities are, therefore, subject to delisting from the Nasdaq Global Market. The Company previously announced it received a Staff Determination Letter because it has not timely filed its Quarterly Report on Form 10-Q for the quarter ended July 2, 2006.

As disclosed in its October 25, 2006 press release, the Company’s internal review of stock option practices and related accounting has not been completed. Accordingly, the Company will file its quarterly reports on Form 10-Q for the second and third fiscal quarters once the review is complete. The Company will make every effort to complete its review and provide full financial results as soon as practicable.

QuickLogic had a hearing with the Nasdaq Qualifications Listing Panel on September 26, 2006 and has not received a decision from the Panel.  The November 14, 2006 Nasdaq Staff Determination notice indicated that the Nasdaq Listing Qualification Panel will also consider the not timely filed third quarter report in rendering a determination regarding the Company’s continued listing on The Nasdaq Global Market. QuickLogic will present its views with respect to this matter to the hearing panel. Pending a decision by the hearing panel, QuickLogic’s common stock will remain listed on The Nasdaq Global Market. However, there can be no assurance that the hearing panel will grant the Company’s request for continued listing.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the leading provider of the lowest power programmable logic solutions for the portable electronics, industrial, communications and military markets. The Company is located at 1277 Orleans Drive, Sunnyvale, CA 94089-1138. For more information, please visit the QuickLogic web site at www.quicklogic.com.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by the Company relating to the decision by the Nasdaq Listing Qualifications Panel as well as its review of its historical stock option grants. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to the outcome of the review of our historical stock option grants and related accounting; the impact of any actions that may be taken or required as a result of such review, including potential accounting adjustments for historical stock option expenses; the effect of our failure to timely file all required reports under the Securities Exchange Act of 1934, as amended; the potential delisting of our common stock from The Nasdaq Global Market; the outcome of the SEC informal inquiry; the risks that may be associated with claims or proceedings relating to such matters, including shareholder litigation and formal action by the SEC or other governmental agencies; and that, as a result of such failure to file reports with the SEC, the Company may be subject to claims that it is in default under or in breach of existing contractual obligations.

Additional risks are described in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.  The forward-looking statements in this release speak only as of the date they are made, and the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

The QuickLogic name and logo are registered trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such. Our wirewatch code is QUIK-G.

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